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                                  EXHIBIT 99.3

             FORM OF NETZERO, INC. STOCK OPTION ASSUMPTION AGREEMENT

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                                  NETZERO, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                                      UNDER
                   AIMTV, INC. (FORMERLY FREERIDER.NET, INC.)
                             1999 STOCK OPTION PLAN



OPTIONEE:  < < Employee > >,

         STOCK OPTION ASSUMPTION AGREEMENT effective as of the [___] day of December, 1999.

         WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of AimTV, Inc., a California corporation ("AIM"), which were granted to Optionee under the AimTV, Inc. (formerly FreeRider.net, Inc.) 1999 Stock Option Plan (the "Plan").

         WHEREAS, each of those options are evidenced by a Stock Option Agreement (the "Option Agreement") issued to the Optionee under such Plan.

         WHEREAS, AIM has been acquired by NetZero, Inc., a Delaware corporation ("NetZero"), through the merger of AIM with and into NetZero (the "Merger") pursuant to the Agreement and Plan of Reorganization by and between NetZero and AIM (the "Merger Agreement").

         WHEREAS, the provisions of the Merger Agreement require AIM's obligations under each outstanding option under the Plan to be assumed by NetZero at the consummation of the Merger and the holder of each such outstanding option to be issued an agreement evidencing the assumption of that options.

         WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.048484 shares of NetZero common stock ("NetZero Stock") for each outstanding share of AIM common stock ("AIM Stock").

         WHEREAS, the purpose of this Agreement to evidence the assumption by NetZero of the outstanding options held by Optionee under the Plan at the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by NetZero in the Merger.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. The number of shares of AIM Stock subject to the options held by Optionee immediately prior to the Effective Time (the "AIM Options") and the exercise price payable per share in effect for those options are set forth below. NetZero hereby assumes, as of the Effective Time, all the duties and obligations of AIM under each of the AIM Options. In

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connection with such assumption, the number of shares of NetZero Stock purchasable under each AIM Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of NetZero Stock subject to each AIM Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of NetZero Stock under the assumed AIM Option shall also be as indicated for that option below.


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                     AIM STOCK OPTIONS                                       NETZERO ASSUMED OPTIONS
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  # of Shares of AIM Common           Exercise Price         # of Shares of NetZero          Adjusted Exercise
            Stock                        per Share                Common Stock                Price per Share
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
                                             $                                                       $


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

         2. The intent of the foregoing adjustments to each assumed AIM Option is to assure that the spread between the aggregate fair market value of the shares of NetZero Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the AIM Stock subject to the AIM Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of the exercise price per option share to the fair market value per share which existed under the AIM Option immediately prior to the Merger.

         3. The following provisions shall govern each AIM Option hereby assumed by NetZero:

              (a) Unless the context otherwise requires, all references in each Option Agreement hereby assumed by NetZero and in the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean NetZero, (ii) all references to "Shares" or shares of "Common Stock" shall mean shares of NetZero Stock,
     (iii) all references to the "Board" shall mean the Board of Directors of NetZero and (iv) all references to the "Committee" or "Administrator" shall mean the Compensation Committee of the NetZero Board of Directors.

              (b) The grant date and the expiration date of each assumed AIM Option and all other provisions which govern either the exercise or the termination of the assumed AIM Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase NetZero Stock.


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              (c) Pursuant to the terms of the Option Agreement, none of the assumed AIM Options shall vest or become exercisable on an accelerated basis upon the consummation of the Merger. Accordingly, each AIM Option assumed by NetZero shall continue to vest and become exercisable for any remaining unvested shares of NetZero Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; PROVIDED, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

              (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of AIM, Optionee shall be deemed to continue in such employee or a consultant status for so long as Optionee renders services to NetZero (or any present or future NetZero parent or subsidiary corporation) as an employee or a consultant. Accordingly, the provisions of the Option Agreement governing the termination of the assumed AIM Options upon Optionee's cessation of employee or consultant status shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with NetZero and its parent or subsidiary corporations, and each assumed AIM Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or a consultant status.

              (e) The adjusted exercise price payable for the NetZero Stock subject to each assumed AIM Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of NetZero Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as AIM Stock prior to the Merger shall be taken into account.

              (f) In order to exercise each assumed AIM Option, Optionee must deliver to NetZero a written notice of exercise in which the number of shares of NetZero Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of NetZero Stock and should be delivered to NetZero at the following address:

                      NetZero, Inc.
                      2555 Townsgate Road
                      Westlake Village, CA  91361
                      Attention:  Corporate Secretary

         4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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         IN WITNESS WHEREOF, NetZero, Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the [___] day of December, 1999.



                                     NETZERO, INC.

                                     By:
                                          --------------------------------------

                                     Title:
                                             -----------------------------------




                                 ACKNOWLEDGMENT


         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her AIM Options hereby assumed by NetZero are as set forth in the Option Agreement, the Plan (to the extent incorporated in such Option Agreement ) and such Stock Option Assumption Agreement.

                                       -----------------------------------------
                                                      OPTIONEE



DATED: __________________, _____


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